Exhibit 10.53

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESA LE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE WARRANT SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

ENERTEC SYSTEMS 2001 LTD.

COMMON STOCK PURCHASE WARRANT

December 31, 2020

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, Zvika Avni, with an address at Zamir Street 3, Karmi'EI, Israel (the "Holder"), is entitled to subscribe for and purchase, at any time or times on or after December 31, 2020 (the "Issuance Date"),from Enertec Systems 2001 Ltd., an Israeli company with an address at 8 21653 HaNapach St., Karmiel, Israel (the "Company"), Twenty-Seven Thousand Eight Hundred Eighty-Nine (27,889) shares (the "Warrant Shares") of the fully paid and nonassessable common stock, par value 1.00 per share, of the Company (the "Common Stock"), at an exercise price per share of $0.01 (the "Exercise Price"). As of the date of this Warrant, the authorized share capital of the Company is 287,700 shares of Common Stock, of which 251,000 shares of Common Stock are issued and outstanding. This Warrant is subject to the following terms and conditions:

1.
TERM. This Warrant is exercisable, in whole or in part, at any time (i) commencing on the Issuance Date (the "Initial Exercise Date") and (ii) prior to the expiration of ten (10) years following the date of this Warrant.
2.
METHOD OF EXERCISE; PAYMENT.
A.
Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time at the principal office of the Company, by delivering a completed and duly executed Notice of Exercise (attached hereto as Exhibit A) and by the payment to the Company of an amount equal to the Exercise Price, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised, with the Holder having all rights as a record holder including, but not limited to, all voting rights.
B.
Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares of Common Stock so purchased shall be delivered to the Holder within seven (7) business days after said exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time provided a copy of any other Warrant issued to the Holder is delivered to the Company prior to the issuance of a new Warrant. If the Company fails to deliver the Warrant Shares of Common Stock so purchased to the Holder pursuant to this Paragraph B of this Article 2 of this Warrant, the Company shall pay the Holder an additional amount of one hundred dollars ($100) per calendar day for each late day of delivery. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder's actual damages and costs resulting from the delay in providing an opinion or approval for said sale of securities and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.
C.
Cooperation. The Company shall provide to the Holder all information requested and fully cooperate with the Holder with respect to the exercise of this Warrant.

3.
STOCK FULLY PAID; RESERVATION OF WARRANT SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price thereof, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient Warrant Shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.
4.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. Subject to the provisions of Article 1 hereof, the number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price thereof shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
A.
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of such shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of such shares or (iv) issues by reclassification any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision , combination or re classification.
B.
Fundamental Transaction. If,at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares thereof for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(B) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
C.
Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
D.
Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption , rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or issue a press release disclosing such material non-public information. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

5.
FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. lf any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall round up the number of such shares to the nearest whole.
6.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder as follows:

A.
This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable with its terms;
B.
The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and
C.
The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or Bylaws, as amended.
7.
RIGHT OF EXCHANGE UPON AN INITIAL PUBLIC OFFERING. Ault Global Holdings, Inc., a Delaware corporation ("Ault Global" or the "Parent Company") shall have the ability to cause the Company and Ault Global's wholly owned subsidiary, Gresham Worldwide, Inc. ("GWW"), to have the Warrant exchanged for a new warrant to acquire a proportionate interest in GWW at any time subsequent to a successful completion of an initial public offering of GWW's common equity (the "New Warrant"). So, for example, if the Company constituted 50% of the Fair Value of GWW, the New Warrant would be exercisable for 5% of GWW.

For purposes of this Article 7, Fair Value shall have the meanings set forth below:

"Fair Value" lf GWW or the Company's common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a "Trading Market"), the Fair Value of GWW and the Company shall be determined based upon the closing price or last sale price of a share of GWW or the Company's common stock reported for the Trading Day immediately before the date the Warrant is exchanged for a New Warrant. If GWW or the Company's common stock is not traded in a Trading Market, the Board of Directors of Ault Global shall determine the Fair Value in its reasonable good faith judgment , provided , however, that if the Holder disagrees with the Board of Directors' evaluation, the Fair Value shall be determined by an independent appraiser selected in good faith by the Holder reasonably acceptable to Ault Global, the fees and expenses of which shall be paid by the Company. The determination of Fair Value shall take into consideration the relative values of each company, such as net assets (total assets less total liabilities), net income, EBITDA or some combination of these indicators.

8.
RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization , issuance of stock, reclassification of stock, change of par value, consolidation , merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.
REGISTRATION.
A.
If the Company shall at any time seek to register or qualify any of its Common Stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall, without cost or expense, include all of the Holder's Warrant Shares in such registration or qualification. The Company shall keep the registration statement effective until such time as the Holder has sold its Warrant Shares or the Warrant Shares are eligible to be transferred without restriction pursuant to the provisions of Rule 144 which was promulgated by the Securities and Exchange Commission pursuant to §4(1) of the Securities Act of 1933, as amended ("Rule 144"). The Company agrees to provide an opinion of counsel with respect to any sales of the Warrant Shares by the Holder if such sale is permissible under Rule 144.
B.
All expenses in connection with preparing and filing any registration statement under Paragraph A of this Article 9 of this Warrant shall be borne in full by the Company; provided , however, that the Holder shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by the Holder to represent it with respect to the sale of the Securities.
10.
OPINIONS. The Company shall, at its cost, provide the appropriate opinion letters to be issued by the Company's counsel in compliance with the provisions of Rule 144 with respect to the transfer or sale of the Warrant Shares, if such transfer or sale is permissible under Rule 144. Furthermore, the Company shall notify counsel designated by the Holder that it is authorized to issue said opinion letters. If the Company fails to timely provide or approve legal opinions and deliver stock certificates pursuant to this Article 10 of this Warrant within three (3) business days after the exercise of this Warrant, the Company agrees to pay the Holder an additional amount of one hundred dollars ($100) per day for each day that said opinions or approvals or delivery of stock certificates are delayed. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder's actual damages and costs resulting from the delay in providing opinions or approvals for said sale(s) of securities and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.
11.
IRREVOCABLE WARRANT. The Company acknowledges and agrees that this Warrant has been duly authorized by all necessary action by its Board of Directors, and has been irrevocably issued. Accordingly, the Company further agrees that it shall not challenge or take any action with respect to the validity of this Warrant on any basis and agrees to reimburse the Holder for all legal fees and costs incurred by the Holder with respect to any challenge to the validity of this Warrant by the Company.
12.
MISCELLANEOUS.
A.
Headings. Headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.
B.
Enforceability. If any provision which is contained in this Warrant should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Warrant and this Warrant shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.
Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) electronic transmission with an original mailed by first class mail, postage prepaid , addressed as follows:

To the Holder:	Zvika Avni
Zamir Street 3
Karmi'El, Israel
Email: zvi@enertec.co.il

To the Company:	Enertec Systems 2001 Ltd.
821653 HaNapach St
Karmiel, Israel
Attn: Nissim Ovadia, CFO
Email: nissim@enertec.co.il

With a copy to:	Ault Global Holdings, Inc.
201 Shipyard Way
Newport Beach, California, 92663
Attn : William B. Horne, CEO
Email: will@aultglobal.com

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph C of this Article 12 of this Warrant are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D.
Governing Law. This Warrant shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph C of this Article 12 of this Warrant.
E.
Dispute Resolution. ln the case of a dispute as to the determination of the Exercise Price or Fair Value or an arithmetic calculation (as the case may be), Ault Global or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within five (5) calendar days after receipt of the applicable notice giving rise to such dispute to Ault Global or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or Ault Global (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and Ault Global are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price or Fair Value or an arithmetic calculation (as the case may be) within five (5) calendar days of such disputed determination or arithmetic calculation being submitted to Ault Global or the Holder (as the case may be), then Ault Global shall, within two (2) calendar days submit via facsimile (a) the disputed arithmetic calculation, the disputed determination of the Exercise Price or Fair Value (as the case may be) to an independent appraiser selected in good faith by the Holder reasonably acceptable to Ault Global or (b) if acceptable to the Holder, the disputed arithmetic calculation to Ault Global's independent, outside accountant. Ault Global shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify Ault Global and the Holder of the results no later than fifteen (15) calendar days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

F.
Construction. Each of the parties hereto hereby further acknowledges and agrees that this Warrant shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.
G.
Entire Warrant. This Warrant and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Warrant, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Warrant or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.
H.
Third Party Beneficiaries. This Warrant and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Warrant.
I.
Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Warrant and the intents and purposes hereof.
J.
Binding Effect. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.
K.
Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Warrant shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the perfomance of any of the provisions, covenants or conditions of this Warrant or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Warrant to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.
L.
Counterparts. This Warrant may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
M.
No Assignment. The parties hereby agree that the obligations under this Warrant shall not be transferred or assigned to any third parties without the prior written consent of each party to this Warrant.
N.
Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.
O.
Modifications. This Warrant may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Warrant which is signed by the Holder and the Company.
P.
Severability. The provisions of this Warrant shall be deemed separable. Therefore, if any part of this Warrant is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Warrant; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Warrant to any party, that party may cancel, and terminate this Warrant by giving written notice to the other party.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued this 31st day of December, 2020

THE COMPANY:

ENERTEC SYSTEMS 2001 LTD.

By:	/s/ Nissim Ovadia, CFO
Nissim Ovadia, CFO

THE PARENT COMPANY:

AULT GLOBAL HOLDINGS, INC.

By:	/s/ William B. Horne
William B. Horne, CEO

Acknowledged and Accepted:

THE HOLDER:

Zvika Avni

By:	/s/ Zvika Avni
Zvika Avni, an Individual

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To AULT & COMPANY, INC.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2 of the Warrant with respect to Warrant Shares, at an exercise price per share of $0.0l, and requests that the certificates for such Warrant Shares be issued in the name of, and delivered to:

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)